                                                                    EXHIBIT 23.2

                          INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Upson Bankshares, Inc.

We consent to the use in this Registration Statement on Form S-4 of our report, dated March 11, 2004 with respect to the consolidated financial statements of Upson Bankshares, Inc. and subsidiary for the year ended December 31, 2003, appearing in the Proxy Statement/Prospectus, which is part of this Registration Statement. We also consent to the reference to our Firm under the caption "Experts" in such Proxy Statement/Prospectus.

                           /s/ Mauldin & Jenkins, LLC

Atlanta, Georgia
April 29, 2004